UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2012

CENTRAL BANCORP, INC.

(Exact Name Of Registrant As Specified In Charter)

Massachusetts	0-25251	04-3447594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Highland Avenue, Somerville, Massachusetts 02144

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 628-4000

Not Applicable

(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 14, 2012, Independent Bank Corp. (“Independent”) and Central Bancorp, Inc. (“Central”) issued a joint press release reporting that a Stipulation of Dismissal (the “Stipulation”) has been filed by the parties to a previously-reported lawsuit brought in Superior Court in Middlesex County, Massachusetts on July 17, 2012. The lawsuit, which purported to be a class action against Central, each of Central’s directors, and Independent, related to certain alleged actions by the named defendants in connection with the proposed merger of Central with and into Independent. The Stipulation dismisses the lawsuit with prejudice as to the named plaintiff and provides that the parties will bear their own attorneys’ fees and costs. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

99.1	Joint Press Release dated August 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL BANCORP, INC.

Date: August 16, 2012	By:	/s/ Paul S. Feeley
Paul S. Feeley
Senior Vice President, Treasurer and
Chief Financial Officer